UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2020, Hiroshi “Mickey” Mikitani informed Lyft, Inc. (the “Company”) of his resignation from the Company’s board of directors (the “Board”). Mr. Mikitani is the founder, chairman and chief executive officer of Rakuten, Inc. Mr. Mikitani is resigning from the Board in order to further devote his time to management of Rakuten, Inc. under the uncertain environment of COVID-19.

“We thank Mickey for his long-standing partnership with Lyft, including his five years of service on our Board,” said Logan Green, co-founder and chief executive officer of Lyft. “As a pioneering founder of one of the world’s leading internet companies, Mickey’s perspective has been particularly valuable to our Board and management team throughout pivotal milestones in Lyft’s history. We wish Mickey all the best in his continued leadership of Rakuten.”

“I am proud of the growth and accomplishments achieved by the Lyft team over the last five years,” said Hiroshi “Mickey” Mikitani, founder, chairman and chief executive officer of Rakuten, Inc. “I am confident in the ability of Lyft’s management team and board to drive the next phase of growth and innovation. I look forward to following Lyft as the company pursues its mission to improve people’s lives with the world’s best transportation.”

Mr. Mikitani’s resignation from the Board is effective as of August 31, 2020 and is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: August 31, 2020	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer